Exhibit 99.1

KalVista Pharmaceuticals Announces Appointment of Bethany L. Sensenig to Board of Directors

FRAMINGHAM, Mass. & Salisbury, England, October 2, 2025 – KalVista Pharmaceuticals, Inc. (Nasdaq: KALV) today announced the appointment of Bethany L. Sensenig to its Board of Directors, effective as of October 1, 2025. Ms. Sensenig was also appointed a member of the Audit Committee of the Board. In connection with Ms. Sensenig’s appointment to the Audit Committee, Nancy Stuart will transition off the Audit Committee but remains a member of the Board and continues to serve on the Nominating and Corporate Governance Committee of the Board. The Board also approved Ms. Stuart’s appointment to the Compensation Committee of the Board.

“I am pleased to welcome Bethany to the Board of Directors of KalVista. Her extensive financial and operational expertise, combined with her global commercial experience, make her a strong addition to our Board,” said Ben Palleiko, Chief Executive Officer of KalVista. “Her insights will be valuable as we continue to bring EKTERLY, the first and only oral on-demand therapy for hereditary angioedema, to people living with HAE on a global scale.”

“I am excited to join KalVista’s Board of Directors at this pivotal stage in the Company’s journey,” said Ms. Sensenig. “Launching EKTERLY is a rare opportunity to bring a transformative new therapy to people living with HAE worldwide. I look forward to collaborating with this dynamic team as they continue building a commercial organization dedicated to improving patients’ lives.”

Ms. Sensenig is an accomplished healthcare executive and experienced board member with over 20 years of leadership in finance, corporate strategy, and commercial operations. She currently serves as Chief Financial Officer (CFO) and Head of Operations at Radius Health, Inc., a commercial-stage biopharmaceutical company focused on bone health. She previously held roles as CFO and Interim Chief Executive Officer at 9 Meters Biopharma, Inc., a clinical-stage company focused on rare diseases. Prior to that, Ms. Sensenig was the CFO and Head of US Operations at Minovia Therapeutics, a clinical-stage biotech company developing innovative cell therapies for rare mitochondrial diseases. Prior to her CFO roles, Ms. Sensenig spent 13 years at Biogen Inc., a multinational biotechnology company, where she rose to Vice President of Finance and Commercial Operations overseeing $1B+ in revenue across 30 countries. She is also a member of the Board of Directors and the Audit Committee of Supernus Pharmaceuticals, Inc., a commercial-stage pharmaceutical company.

Ms. Sensenig earned her B.S. in Accounting and Business Management from Montreat College and an M.B.A. from Western Carolina University.

About KalVista Pharmaceuticals, Inc.

KalVista is a global pharmaceutical company dedicated to delivering life-changing oral therapies for individuals affected by rare diseases with significant unmet needs. The KalVista team discovered and developed EKTERLY®—the first and only oral on-demand treatment for hereditary angioedema (HAE)—and continues to work closely with the global HAE community to improve treatment and care for this disease around the world. For more information about KalVista, please visit www.kalvista.com and follow us on LinkedIn, X, Facebook and Instagram.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from what we expect. Examples of forward-looking statements include, among others, information relating to our business and business plans, the success of our efforts to commercialize EKTERLY® (sebetralstat), our ability to successfully obtain foreign regulatory approvals for sebetralstat, our expectations about the safety and efficacy of sebetralstat and our other product candidates, the timing of clinical trials and their results, our ability to commence clinical studies or complete ongoing clinical studies. Further information on potential risk factors that could affect our business and financial results are detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended April 30, 2025, our quarterly reports on Form 10-Q, and our other reports that we may make from time to time with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investors:

Ryan Baker

Head, Investor Relations

(617) 771-5001

ryan.baker@kalvista.com

Media:

Molly Cameron

Director, Corporate Communications

(857) 356-0164

molly.cameron@kalvista.com